Exhibit 99.1

ORBCOMM ACQUIRES EUROSCAN, EUROPE’S LEADING M2M PROVIDER

OF REFRIGERATED TRANSPORTATION SOLUTIONS

Expands ORBCOMM’s leadership in cold chain and establishes distribution channel for all ORBCOMM solutions in Europe

Rochelle Park, NJ, March 12, 2014 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) solutions, today announced that it has completed the acquisition of Euroscan Holdings, B.V. (Euroscan), a leading global supplier of refrigerated transportation temperature compliance recording systems. Based in the Netherlands, Euroscan’s integrated turn-key systems are used worldwide to ensure the safe and secure transportation of food and pharmaceuticals by monitoring and assuring temperature compliance throughout the supply chain. Terms of the acquisition will be available in subsequent public filings.

Euroscan’s temperature recorders enable its customers to comply with the European cold chain temperature and food safety regulations and gain significant operating advantages and efficiencies. Over the past few years, Euroscan began transitioning its recording product suite to an M2M wireless solution and sells wireless adaptor products that allow them to convert their large installed base of recording products to wireless telematics solutions. Today, Euroscan has a worldwide installed base of 200,000 recording units of which approximately 10,000 are wireless subscribers. Euroscan generates a large portion of its business through Original Equipment Manufacturer (OEM) factory installs of its temperature monitoring products on refrigerated assets, trucks and trailers. The demand for telematics services to enable refrigerated transportation monitoring has fueled rapid expansion of Euroscan’s wireless solutions business.

This acquisition supports ORBCOMM’s long-term growth strategy of adding vertical expertise, technologies and geographic markets to strengthen its end-to-end solutions portfolio. ORBCOMM will leverage Euroscan’s distribution channels in Europe to increase market expansion of ORBCOMM’s suite of M2M products and services in key industries such as transportation and heavy equipment. In addition, ORBCOMM expects that the scale and diversity of its global M2M solutions portfolio will drive growth for Euroscan’s distribution channels in the Far East, South America and South Africa.

As part of this transaction, Ameriscan, Euroscan’s North American subsidiary and a leading provider of temperature monitoring devices, will add scale and an expanded portfolio of cold chain monitoring services that will complement ORBCOMM’s North American transportation operations.

“The acquisition of Euroscan allows ORBCOMM to complement its North American leadership position in M2M solutions by adding a significant distribution channel in Europe and other key geographies where Euroscan has market share,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM. “By leveraging Euroscan’s suite of powerful asset monitoring, control technology and M2M solutions, ORBCOMM will be able to provide an even greater level of value, service and return on investment for a broader set of customers in the global M2M market.”

The management team at ORBCOMM will discuss the details of this transaction on the company’s earnings call on Thursday, March 13 at 10:30 am ET. Please see ORBCOMM’s earnings announcement for call-in information.

ORBCOMM was advised by Near Earth LLC on this transaction.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial Media:	Trade Media:
Robert Costantini	Chuck Burgess	Chelsey McGrogan
Chief Financial Officer	President	Account Manager
ORBCOMM Inc.	The Abernathy MacGregor Group	Hardman Group
703-433-6305	212-371-5999	330-285-1817
costantini.robert@orbcomm.com	clb@abmac.com	chelsey@hardmangrp.com